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                                                                    EXHIBIT 10.1

                                                                  Execution Copy

                           WAIVER dated as of August 13, 2001, to the Credit
                  Agreement dated as of August 12, 1999, as amended (the "Credit Agreement"), among WFS HOLDINGS, INC., a Delaware corporation ("Holdings"), WORLDWIDE FLIGHT SERVICES, INC., a Delaware corporation (the "Borrower"), the lenders party thereto (the "Lenders"), THE CHASE MANHATTAN BANK, a New York banking corporation, as Administrative Agent, and DLJ CAPITAL FUNDING, INC., as Syndication Agent.

         A. Capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement.

         B. The Borrower has requested that the Required Lenders grant a limited waiver of compliance with, and amend certain provisions of, the Credit Agreement in the manner provided for in this Waiver, and the Required Lenders are willing to agree to such waiver, each as provided for in this Waiver.

         C. The Borrower intends to repay all of the Obligations outstanding under the Credit Agreement and the other Loan Documents no later than September 30, 2001 with the proceeds of a financing (the "Refinancing"). A nationally recognized financial institution has delivered to the Borrower a letter summarizing the proposed terms and conditions of a financing in an aggregate amount sufficient to consummate the Refinancing.

         D. Prior to or simultaneously with the effectiveness of this Waiver, Castle Harlan Partners III, L.P. (the "Sponsor") will enter into (i) a sponsor support agreement (the "Support Agreement") with Holdings, the Borrower and the Administrative Agent in the form of Exhibit A hereto pursuant to which the Sponsor will agree, subject to the terms and conditions set forth therein, to make cash contributions to the Borrower in an aggregate amount of up to $10,000,000 and (ii) a subordination agreement (the "Subordination Agreement") with Holdings, the Borrower and the Administrative Agent in the form of Exhibit B hereto. The execution and delivery of the Support Agreement and the Subordination Agreement are sometimes referred to here as the "Transactions".


            Accordingly, on the terms and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

         SECTION 1. Waiver. Subject to the conditions and agreements set forth in Sections 3 and 5 hereof, the Lenders hereby waive any Defaults or Events of Default that exist or arise under Sections 6.12 and 6.13 of the Credit Agreement on the date hereof or thereafter through 11:59 p.m., New York time, on October 15, 2001 with the effect that any such Default or Event of Default did not occur; provided that such waiver will automatically expire, with the same effect as if it had never been granted, at 11:59 p.m., New York time, on October 15, 2001.



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         SECTION 2. Effect of Waiver. Except as expressly set forth herein, this
Waiver shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Lenders or Holdings, the Borrower or any other Loan Party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. The waiver in Section 1 hereof shall apply and be effective only with respect to the matters expressly covered thereby. This Waiver shall constitute a "Loan Document" for all purposes of the Credit Agreement and the other Loan Documents.

         SECTION 3. Agreements of Holdings and the Borrower. (a) Holdings and the Borrower agree that at any time that this Waiver is in effect, the aggregate principal amount of Loans outstanding under the Credit Agreement shall not exceed the lesser of (i) $50,000,000 and (ii) the Borrowing Base in effect at such time.

         (b) Holdings and the Borrower agree that the failure of the Borrower to consummate the Refinancing on or prior to October 15, 2001 shall constitute an immediate Event of Default under the Credit Agreement.

         SECTION 4. Representations and Warranties. Each of Holdings and the Borrower represents and warrants to each of the Lenders that:

         (a) This Waiver has been duly authorized, executed and delivered by each of Holdings and the Borrower.

         (b) After giving effect to this Waiver and the Transactions, the representations and warranties of each of Holdings and the Borrower set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof, in each case with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

         (c) On the date hereof and immediately after giving effect to this Waiver and the Transactions, no Default has occurred and is continuing.

         SECTION 5. Conditions to Effectiveness. This Waiver shall become effective on the date (the "Waiver Effective Date") when (a) the Sponsor, Holdings and the Borrower shall have executed and delivered the Support Agreement and the


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Subordination Agreement, and all conditions precedent to the effectiveness of each of them shall have been satisfied, (b) the Administrative Agent shall have received a certificate signed by a Financial Officer of the Borrower substantially in the form attached hereto as Annex I, (c) the Sponsor (i) shall have available to it at least $10,000,000 in cash, cash equivalents and available commitments under its liquidity facility (the "Liquidity Facility") for which all conditions precedent to drawing capable of being satisfied prior to a drawing have been satisfied, (ii) shall have delivered to Cravath, Swaine & Moore a true and complete copy of the agreement evidencing the Liquidity Facility and (iii) shall have delivered to the Administrative Agent an officer's certificate certifying that the conditions set forth in sub-clause (i) of this clause (c) have been satisfied and that each document delivered pursuant to sub-clause (ii) of this clause (c) is a true and complete copy thereof, (d) the Sponsor shall have taken such actions that are required pursuant to Section 6 hereof, (e) the Administrative Agent shall have received counterparts of this Waiver that, when taken together, bear the signatures of Holdings, the Borrower and the Required Lenders, (f) the Borrower shall have paid, to the extent invoiced, all out-of-pocket expenses (including fees and charges of counsel for the Administrative Agent) of the Administrative Agent required to be paid or reimbursed by the Borrower under the Credit Agreement and (g) the Administrative Agent shall have received payment of all fees payable by the Borrower in connection with this Waiver, including the fees described in Section 9 below.

         SECTION 6. Financial Information and Review. (a) Prior to the Waiver Effective Date, the Borrower shall have delivered to the Administrative Agent a certificate of the Chief Financial Officer of the Borrower calculating and certifying the Borrowing Base as of July 31, 2001, in each case on a pro forma basis giving effect to the Transactions.

         (b) On each occasion that the Borrower requests any Borrowing under the Credit Agreement or any Sponsor Contribution (as defined therein) under the Support Agreement, the Borrower shall deliver to the Administrative Agent a certificate of the Chief Financial Officer of the Borrower (i) calculating and certifying the Borrowing Base on such date, (ii) setting forth the amount of such Borrowing (and any Sponsor Contribution required to be made in connection therewith) or such Sponsor Contribution, as applicable, and (iii) setting forth the aggregate principal amount of all Sponsor Contributions made since the Waiver Effective Date.

         (c) No later than 5 p.m. New York time on each Friday that is after the Waiver Effective Date and before the earlier of the consummation of the Refinancing and October 15, 2001, the Borrower shall deliver to the Administrative Agent a certificate of the Chief Financial Officer of the Borrower (i) calculating and certifying the Borrowing Base on such date and (ii) setting forth the aggregate principal amount of all Sponsor Contributions made since the Waiver Effective Date.



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         SECTION 7. APPLICABLE LAW. THIS WAIVER SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 8. Counterparts. This Waiver may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Waiver by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Waiver.

         SECTION 9. Waiver Fee. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender on the Waiver Effective Date, an amendment fee equal to 0.250% of such Lender's Revolving Commitment in effect as of 5:00 p.m., New York City time, on the Waiver Effective Date; provided that the foregoing fee shall not be payable unless this Waiver becomes effective as provided in Section 5 above.

         IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.



                                   WFS HOLDINGS, INC.,

                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:


                                   WORLDWIDE FLIGHT SERVICES, INC.,



                                   By:   /s/ DF CHARENSON
                                      -----------------------------
                                      Name:  DF Charenson
                                      Title: VP